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               CONSENT OF INDEPENDENT AUDITORS       Exhibit 23-A



We consent to the incorporation by reference in this registration statement of our report, which includes an explanatory paragraph concerning a change in accounting method, dated September 5, 1995, on our audit of the consolidated financial statements of Southern Union Company and Subsidiaries as of June 30, 1995 and 1994, and for each of the three years in the periods ended
June 30, 1995 and 1994 and December 31, 1993. We also consent to the reference to our firm under the caption "Experts."




                              COOPERS & LYBRAND L.L.P.


Austin, Texas
August   , 1996
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